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                                                                     EXHIBIT 3.4

                                    BY-LAWS

                                       OF

                    THE KANSAS CITY SOUTHERN RAILWAY COMPANY



              INCORPORATED UNDER THE LAWS OF THE STATE OF MISSOURI


                              __________________

                             Adopted May 24, 1982

                        As Amended to November 18, 1983


                              __________________

                                   ARTICLE I

                            MEETING OF STOCKHOLDERS


          Section 1 - Place of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Missouri, as shall be designated by the Board of Directors and stated in the notice of the meeting.

          Section 2 - Annual Meetings. The annual meeting of the stockholders at which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the second Tuesday of May in each year, unless the Board of Directors shall designate some other date therefor in April, May or June.

          Section 3 - Notice of Annual Meetings. Written notice of each annual meeting of the stockholders stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days before the date of the meeting.

          Section 4 - Quorum. Except as otherwise required by statute, by the Articles of Association or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority in number of shares of the stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders. If at any such meeting, such quorum shall not be present in person or represented, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time, not longer than ninety (90) days, without notice other than announcement at the meeting, until the quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.


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          Section 5 - Voting. Each holder of shares of common stock and preferred stock shall be entitled to vote on the basis of one vote for each voting share held by him, except that in elections for directors each holder of voting shares shall be entitled to as many votes as shall equal the number of shares which he is entitled to vote, multiplied by the number of directors to be elected, and he may cast all of such votes either in person or by proxy for a single director or may distribute them among two or more candidates.

          Section 6 - List of Stockholders Entitled to Vote. The Board of Directors shall cause the officer who has charge of the stock ledger of the Company to prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares of common stock and preferred stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours at the registered office of the Company for a period of at least ten (10) days prior to each such meeting, and the list shall be produced and kept open at the time and place of such meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          Section 7 - Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or by the holders of not less than one-fifth (1/5th) of all the outstanding shares entitled to vote at such meeting, by giving the same type of notice required by these By-Laws for annual meetings of the stockholders and specify therein, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

          Section 8 - Organization. The Chairman of the Board, the Chief Executive Officer, the President, Secretary, or other officer or person calling any meeting of the stockholders by a notice given as herein provided shall convene such meeting and act as Chairman thereof. The Secretary of the Company shall act as Secretary at all meetings of the stockholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting, and if no such designation shall have been made, then such designation may be made by the Chairman of the meeting.

          Section 9 - Consent of Stockholders in Lieu of Meeting. Any action required or any action which may be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and the Secretary shall file such consents with the minutes of the meetings of the shareholders.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 1 - General Powers. The general management of the business and affairs and all the corporate powers of the Company shall be vested in and exercised by its Board of Directors, which shall exercise all of the powers of the Corporation, except such as are by statute, or by the

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Articles of Association, or by these By-Laws, conferred upon or reserved to the stockholders. The directors shall act only as a Board and the individual directors shall have no powers as such.

          Section 2 - Number. The number of directors shall be four (4). (Amended November 18, 1983)

          Section 3 - Election of Directors, Term of Office. Directors shall be elected at the annual meetings of stockholders by ballot, in the manner provided in these By-Laws and the Articles of Association and they shall hold office for the ensuing year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.

          Section 4 - Vacancies. Vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, until the successor or successors are elected at a stockholders' meeting.

          Section 5 - Resignations. Any director of the Company may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6 - Organization. There shall be a meeting of the Board of Directors for organization as soon as practicable after the annual election. The Chairman of the Board, President, or in their absence a Vice President, shall preside at all meetings of the Board of Directors.

          Section 7 - Place of Meetings. The Board of Directors may hold its meetings, both regular and special, at such place or places, within or without the State of Missouri, as shall be designated in the call for such meetings.

          Section 8 - Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board or of any three members of the Board. Notice of the time and place of such meeting shall be given either by mail to each director at least three (3) days before such meeting or personally, by telephone, or by telegram to each director at least twelve (12) hours before such meeting.

          Section 9 - Quorum. A majority of the full Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Articles of Association or by these By-Laws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.

          Section 10 - Compensation. The directors may receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending

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meetings, and for other services actually performed, and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

          Section 11 - Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board, or of such committee, as the case may be, and such consents are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES


          Section 1 - Election of Officers. The Board of Directors shall elect a Chairman of the Board, and the President of the Company, who shall be a member of the Board of Directors. The Board of Directors may elect a Chief Executive Officer and a Chief Operating Officer who shall be members of the Board of Directors.

          Section 2 - Vice Presidents. The Board of Directors may, in its discretion, elect an Executive Vice President, and one or more additional Vice Presidents.

          Section 3 - Other Officers. The Board of Directors shall appoint a Secretary, a Treasurer, a General Counsel and a Comptroller. The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers.

          Section 4 - Powers, Duties and Responsibilities. The powers, duties and responsibilities of the officers and employees of the Company, which are not prescribed by statute, by the Articles of Association, or by these By-Laws, shall be defined in rules or regulations which may be adopted and from time to time modified or changed by the Board of Directors.

          Section 5 - Vacancies. The Board of Directors shall, as soon as practicable, fill any vacancy in the office of Chairman of the Board and President. Any vacancy in any other officer may be filled temporarily by the Chairman of the Board or President. In case of temporary incapacity or absence of any of the officers, the Chairman of the Board, or the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors at any regular or special meeting.

          Section 6 - Removals. All officers and agents of the Company elected or appointed by the Board of Directors shall be subject to removal at any time by the affirmative vote of a majority of the members of the Board of Directors present at any meeting. All officers and employees not appointed by the Board of Directors shall hold their offices at the discretion of the officer appointing them. Such removals shall be without prejudice to the contract rights, if any, of the person so removed.

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          Section 7 - Term of Office. The officers of the Company shall hold office for one year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.

          Section 8 - Salaries. The salaries of officers elected or appointed by the Board of Directors, shall be fixed by the Board of Directors. The salaries of all other officers and employees shall be fixed by the President, or by the heads of departments subject to the approval of the President; and the compensation of all officers and employees shall be subject to the control of the Board of Directors.

                             CHAIRMAN Of THE BOARD


          Section 9 - Duties. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe. In his absence, the President shall discharge the duties of the Chairman of the Board.

          Section 10 - General Powers and Duties. The President shall have the general care, supervision and control of the Company's business and operation in all departments under control of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of President. In the absence or incapacity of the Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors and Stockholders.

          Section 11 - Appointments. Except as otherwise provided by statute, the Articles of Association, or these By-Laws, the President may appoint such additional officers and may employ such persons as he shall deem necessary for the proper management of the business and property of the Company.

                                VICE PRESIDENTS


          Section 12 - Powers and Duties. The Vice Presidents shall have such powers and perform such duties as shall from time to time be conferred and prescribed by the Board of Directors. The Executive Vice President shall, however, be the ranking officer in the affairs of the Company next below the President.

                                   SECRETARY


          Section 13 - Duties. The Secretary, or in his absence an Assistant Secretary, shall attend all meetings of the Stockholders and of the Board of Directors and shall record their proceedings. He shall report to the Board of Directors through the Chairman.

          Section 14 - Notice of Meetings. The Secretary shall give due notice of all meetings of the stockholders and of the Board of Directors where such notice is required by law, by the Articles of Association, by the By-Laws or by the Board of Directors.

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          Section 15 - Custody of Seal, etc. The Secretary shall be custodian of the seal of the Company and of its records, and of such papers and documents as may be committed to his care by the Board of Directors. He shall have power to affix the seal of the Company to instruments to which the same is authorized to be affixed by the Board of Directors and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chairman of the Board, the President, the Board of Directors, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.

          Section 16 - Duties of Assistant Secretaries. The Assistant Secretary or Secretaries shall perform such duties as may be assigned to him or them by the Board of Directors or the President, or as may be prescribed in the rules or regulations, if any, to be adopted by the Board of Directors and, when authorized by the Board of Directors, he or they shall have power to affix the corporate seal to instruments and to attest the same, and to sign the certificates of stock of the Company.

                                   TREASURER


          Section 17 - Duties. The Treasurer, either in person or through competent and faithful assistants, shall receive, keep and disburse all moneys, belonging or coming to the Company; he shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports of the same to the President, to the Board of Directors through the Chairman of said Board as and when required.

          Section 18 - Other Duties. The Treasurer shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board of Directors shall assign to him or as may be prescribed in the rules or regulations to be adopted by the Board of Directors. The Treasurer shall give bond in such amount as shall be required by the Board of Directors. Any Assistant Treasurer appointed pursuant to the provisions of these By-Laws shall also give bond in such amount as shall be required by the Board of Directors.

                                GENERAL COUNSEL


          Section 19 - Duties. The General Counsel shall render such legal services and perform such duties as the Board of Directors, Chairman of the Board, President or other elected or appointed officer may request from time to time.

                                  COMPTROLLER


          Section 20 - Duties. The Comptroller shall have charge of the Accounting Department. He shall have supervision and management of all accounts of the Company, and shall prescribe, enforce and maintain the system of bookkeeping, and the books, blanks, etc., for keeping the accounts of the Company. He shall have the cooperation of all departments. He shall keep regular sets of books, showing a complete record of the general business transactions of the Company, and for that purpose shall receive from the Treasurer, Assistant Treasurers and local agents of the Company such daily or other reports of receipts and disbursements as he may require.

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          Section 21 - Custody of Contracts. The Comptroller shall have custody of all written contracts and other similar written instruments to which the Company is a party.

          Section 22 - Statements by Comptroller. The Comptroller shall render such statements of the affairs of the Company, shown by his books and records, as may be required for the information of the Board of Directors and shall by proper distribution and classification of the accounts under his charge be prepared to furnish such reports as may be required by the Chairman of the Board, the President, the Board of Directors or any state or federal officials.

                                  ARTICLE IV

                             CERTIFICATES OF STOCK


          Section 1 - Provision for Issue, Transfer and Registration. The Board of Directors shall provide for the issue, transfer and registration of the capital stock of the Company, and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.

          Section 2 - Certificates of Stock. Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned.

          Section 3 - Facsimile Signatures of Certificates. Where a certificate is countersigned by a Transfer Agent or an Assistant Transfer Agent or by a Transfer Clerk acting on behalf of the Company, the signature of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as through the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Company for transfer or otherwise in exchange for a new certificate shall be cancelled by perforation or otherwise, with the date of cancellation indicated thereon.

          Section 4 - Transfer of Stock. Transfer of shares of the capital stock of the Company shall be made only on the books of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Company, and on surrender for cancellation of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Company and no one else shall be deemed the owner thereof as regards the Company.

          Section 5 - Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Company for a period not exceeding fifty (50) days

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preceding the date of any meeting of stockholders of the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such cases such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                   ARTICLE V

                                     SEAL


          Section 1 - The authorized seal shall have inscribed thereon the name of the corporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

                                  ARTICLE VI

                                  FISCAL YEAR


          Section 1 - The fiscal year of the Company shall commence on the first day of January and end on the thirty-first day of December of each year.

                                  ARTICLE VII

                                    NOTICES


          Section 1 - Form of Notice. Where notice is required to be given by Missouri law, the Articles of Association or By-Laws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Company. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given personally, by telephone, by telegram or in such other manner as may be provided in these By-Laws.

          Section 2 - Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Association or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                  ARTICLE VIII

                 INDEMNIFICATION, AMENDMENTS AND MISCELLANEOUS


          Section 1 - Indemnification. Each person who at any time is, or shall have been, a director, officer, employee or agent of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Company, or served at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be, indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under the provisions of V.A.M.S. Section 351.355. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 2 - Amendments. The power to make, alter, amend or repeal the By-Laws of the Company shall be vested in the Board of Directors.

          Section 3 - Proxies. Unless otherwise provided by resolution of the Board of Directors, the President, or in his absence or disability, a Vice President, from time to time, in the name and on behalf of the Company may appoint an attorney or attorneys, agent or agents of the Company (who may be or include himself), in the name and on behalf of the Company to cast votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

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